Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated February 2, 2010
Registration No. 333-163228
Quarterly Update to Preliminary Prospectus
Dated January 26, 2010 of QuinStreet, Inc.
On February 2, 2010, the issuer, QuinStreet, Inc., filed Amendment No. 4 to its Registration Statement on Form S-1 (File No. 333-163228) to include consolidated financial results through the end of its second fiscal quarter ended December 31, 2009, and to update related disclosure, including the section titled Management’s Discussion and Analysis of Financial Condition and Results of Operations, previously provided in its preliminary prospectus dated January 26, 2010. A copy of the preliminary prospectus dated February 2, 2010 included in Amendment No. 4 to the Registration Statement can be obtained by following this hyperlink: http://www.sec.gov/Archives/edgar/data/1117297/000095012310007794/f53797a4sv1za.htm
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request them by calling Credit Suisse Securities (USA) LLC at 800-221-1037, BofA Merrill Lynch at 866-500-5408 or J.P. Morgan Securities Inc. at 866-430-0686.